Exhibit 99.1

GFI Group Inc. Announces Appointment of Chief Operating Officer

Company Veteran Ron Levi to Assume Newly Created Position

New York, May 4, 2006 – GFI Group Inc. (Nasdaq: GFIG) announced today the creation of the new position of Chief Operating Officer and the appointment of Ron Levi to such position. As COO, Mr. Levi will report to Colin Heffron, GFI’s President, and will join the Company’s Executive Committee.

The position of COO was created to give greater operational support to GFI’s senior management, including the Company’s regional Senior Managing Directors, in the global oversight, management and growth of the Company’s business.

Mr. Levi, 44, has served as GFI’s Managing Director – Europe since January 2004. In such position, Mr. Levi was responsible for assisting in the development of new brokerage services and the management of GFI’s day-to-day operations in Europe. Mr. Levi joined GFI in 1993 and was appointed to the position of Managing Director in 2001. Prior to joining GFI, Mr. Levi was the Director of Fixed Income at Garban PLC.

Michael Gooch, Chairman and Chief Executive Officer of GFI, stated: “As GFI’s business operations continue to expand, we are pleased to have highly qualified individuals to assist in the management, growth and operation of our business. Ron’s inter-dealer brokerage experience, leadership capabilities and attention to detail will be a welcome addition to our senior management team and will fill a critical role for the Company.”

About GFI Group Inc.

GFI Group Inc. (www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,200 people with additional offices in Englewood (NJ), London, Paris, Hong Kong, Tokyo, Singapore and Sydney. GFI provides services and products to over 1,700 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFITM, Starsupply®, GFInet®, CreditMatchTM and FENICS®.

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Executive Vice President - Corporate Development	203-972-0186
212-968-2992	junefil@optonline.net
investorinfo@gfigroup.com

Media Contact:
GFI Group Inc.
Alan Bright
Public Relations Manager
011-44-20-7877-8049
alan.bright@gfigroup.co.uk

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